                                                                   Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Registration Statement on Form S-4 of International Business Machines Corporation of our report dated March 14, 2000 relating to the financial statements of IBM Acquisition II L.L.C., which appears in such Registration Statement.


PricewaterhouseCoopers LLP
New York, New York
March 15, 2000

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use of the Registration Statement on Form S-4 of International Business Machines Corporation of our report dated January 19, 2000 relating to the financial statements and financial statement schedule of International Business Machines Corporation, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
New York, New York
March 15, 2000